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                                                                    Exhibit 10.2


                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT made as of January 6, 1997, by and between RAYMOND C. KUBACKI, JR. (the "Pledgor") and PSYCHEMEDICS CORPORATION, a Delaware corporation (the "Pledgee").

                                    RECITALS

         WHEREAS, in order to permit Pledgor to exercise on the date hereof certain incentive stock options granted to the Pledgor by the Pledgee on January 7, 1992, which expire on January 7, 1997, Pledgor executed and delivered to Pledgee a Promissory Note dated the date hereof (the "Term Note") in the aggregate original principal amount of $209,892.00; and

         WHEREAS, as security for his obligations under the Term Note, Pledgor has agreed to pledge to Pledgee the shares of the capital stock of Pledgee issued upon the exercise of said options;

         NOW, THEREFORE, in consideration of the premises, the Pledgor and the Pledgee hereby agree as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings:

         "Code" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Massachusetts.

         "Collateral" means the Pledged Securities and all Proceeds.

         "Event of Default" means (i) a default under the Term Note; or (ii) a breach by the Pledgor of any agreement, covenant or representation contained in this Pledge Agreement.

         "Obligations" means the unpaid principal of and interest on the Term Note and all other obligations and liabilities of the Pledgor to Pledgee under the Term Note.

         "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

         "Pledged Securities" means the Eighty Seven Thousand Eight Hundred Twenty One (87,821) shares of the Common Stock, $.005 par value, of Psychemedics Corporation purchased by the Pledgor from Pledgee as of the date hereof, together with all stock certificates, instruments, options or rights of any nature whatsoever which may be issued or granted to the Pledgor in respect of the Pledged Securities, while this Pledge Agreement in effect.

"Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Code and, in any event, shall include, without limitation, any and all proceeds from any subsequent sale of any of the Pledged Securities, and all cash, securities or other property paid or distributed upon or in respect of the Pledged Securities by ordinary or special dividend or other distribution, or other income from the Pledged Securities, collections thereon or distributions with respect thereto.




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         2.       PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby
delivers to Pledgee all the Pledged Securities and hereby grants to Pledgee a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

         3. STOCK POWERS. Concurrently with the delivery to Pledgee of each certificate or instrument representing the Pledged Securities, the Pledgor shall deliver an undated stock power or other transfer document covering such certificate or instrument, duly executed in blank.

         4. COVENANTS. The Pledgor and the Pledgee covenant and agree that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

                  (a) Any cash (less an amount equal to any income taxes payable by Pledgor with respect thereto), securities or other property paid or distributed upon or in respect of the Pledged Securities shall be paid over to Pledgee in payment of the Obligations until the Obligations are paid in full.

                  (b) The Pledgor may sell the Collateral from time to time prior to the maturity date of the Term Note at a price per share not less than the current market value in effect on the date of such sale, or the last sale price on the trading day next preceding the date of such sale, as reported on the American Stock Exchange, PROVIDED, HOWEVER, that the Pledgor shall pay over to the Pledgee any Proceeds thereof (less an amount equal to any income taxes payable by Pledgor with respect thereto) in payment of the Obligations until the Obligations are paid in full, and shall instruct any broker conducting a sale of any of the Pledged Securities to pay over such Proceeds (less an amount equal to any income taxes payable by Pledgor with respect thereto) directly to the Pledgee in payment of the Obligations until the Obligations are paid in full.

                  (c) Except to the extent provided in Paragraph 4(B) above, the Pledgor shall not, without the prior written consent of the Pledgee, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Collateral, or create, incur or permit to exist any lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral, or any interest therein, except for Pledgee's interest as pledgee hereunder. The Pledgor will defend the right, title and interest of Pledgee as pledgee hereunder in and to the Collateral against the claims and demands of all person or entities whomsoever.

                  (d) The Pledgor agrees to pay, and to save Pledgee harmless from, any and all liabilities with respect to, or resulting from any delay in paying any and all stamp, excise, sales or other taxes (exclusive of taxes based on income, gross receipts, franchise rights and related items) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         5. VOTING RIGHTS. Unless an Event of Default shall have occurred, the Pledgor shall be permitted to exercise all voting rights with respect to the Pledged Securities to the extent permitted by law.

         6. RIGHTS AND REMEDIES OF PLEDGEE. Upon the occurrence of an Event of Default as defined herein, Pledgee, at its option, and without further notice to Pledgor, shall have the right to do one or more of the following:




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         (a)      transfer the Pledged Securities immediately into the name of
                  Pledgee or its nominee;

         (b) vote or direct the voting of the Pledged Securities and receive all dividends and distributions declared thereon;

         (c) upon giving not less than five (5) days notice, which notice shall be deemed reasonable and proper, sell or otherwise dispose of the Pledged Securities at public or private sale or on any exchange, or otherwise, and apply the proceeds thereof in accordance with applicable law; or

         (d)      pursue any right or remedy of a secured party under the Code.

         Pledgor hereby irrevocably appoints Pledgee its attorney-in-fact for purposes of executing and delivering any instrument or document necessary or desirable for the exercise of any of the foregoing rights and remedies. Such rights and remedies may be exercised with respect to all or any part of the Pledged Securities at one or more times in addition to such other rights and remedies as Pledgee may have either at law or in equity. The Pledgor will pay all of the costs and expenses, including reasonable attorneys fees, of enforcing the pledge contained herein. No sale of the Pledged Securities shall be made in violation of federal and state securities laws.

         7. AMENDMENTS WITH RESPECT TO THE OBLIGATIONS. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations continued, and the Obligations, or the liability of the Pledgor upon or for any part thereof, or any collateral security therefor, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Pledgee, and the Term Note may be amended, modified, supplemented or terminated, in whole or in part, as Pledgee may deem advisable from time to time, and any other collateral at any time held by Pledgee for the payment of Obligations may be sold, exchanged, waived, surrendered or released. Pledgee shall have no obligation to protect, secure, perfect or insure any other lien at any time held by him as security for the Obligations or any property subject thereto. The Pledgor hereby expressly waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Pledgee upon this Pledge Agreement. The Pledgor hereby expressly waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

         8. LIMITATION ON DUTIES REGARDING COLLATERAL. Pledgee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities, instruments and property for his own account. Pledgee shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise. Pledgee shall release the Pledged Securities to Pledgor for the purposes of enabling the Pledgor to effect a sale of the Pledged Securities in accordance with and subject to the provisions of Paragraph 4(B) hereof.

         9. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.




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         10.      SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11. SECTION HEADINGS. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

         12. NO WAIVER; CUMULATIVE REMEDIES. Pledgee shall not by any act (except by a written instrument pursuant to Paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         13. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement, may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Pledgee, PROVIDED that any provision of this Pledge Agreement may be waived in writing by Pledgee in a letter or agreement executed by Pledgee or by telex or facsimile transmission from Pledgee. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of Pledgee and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

         14. NOTICES. Any notice or other communication hereunder to Pledgor or Pledgee shall be given in writing by (a) personal delivery (confirmed by the courier delivery service), (b) expedited delivery with proof of delivery,
(c) telefax and confirmed in writing by regular first class mail, or (d) first class registered or certified mail, postage prepaid, return receipt requested, to the addresses indicated below:


                  Pledgor:     Raymond C. Kubacki, Jr.
                               438 South Street
                               Carlisle, Massachusetts 01741

                  Pledgee:     Psychemedics Corporation
                               1280 Massachusetts Avenue, Suite 200
                               Cambridge, Massachusetts  02138
                               Attn:  Treasurer

                  Copy to:     Patrick J. Kinney, Jr., Esquire
                               Lynch, Brewer, Hoffman & Sands, LLP
                               101 Federal Street, 22nd Floor
                               Boston, Massachusetts 02110-1800






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         Any notice provided for herein shall become effective only upon and at the time of first receipt by the party to whom it is given, unless such notice is only mailed by certified mail, return receipt requested, in which case it shall be deemed to be received three (3) business days after the date that it is mailed. Any party may, by proper written notice hereunder to the other party, change the individual address to which such notice shall thereafter be sent.

         15. COUNTERPARTS. This Pledge Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the date first above.



                                        THE PLEDGOR:


                                        /s/ Raymond C. Kubacki, Jr.
                                        --------------------------------------
                                        Raymond C. Kubacki, Jr.



                                        THE PLEDGEE:

                                        PSYCHEMEDICS CORPORATION


                                        By /s/ Bruce M. Stillwell
                                           -----------------------------------
                                           Bruce M. Stillwell





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